LIMITED IRREVOCABLE PROXY

BE IT KNOWN, that the undersigned, as a general partner of Riviera-Enid Limited Partnership, with its principal business office located at 1501 Venera Avenue, Suite 205, Coral Gables, Florida 33146 (the "Partnership"), holder of shares of common stock, $0.001 par value per share (the "Common Stock"), of MDU Communications International, Inc., a Delaware corporation, with its principal executive offices located at 60-D Commerce Way, Totowa, New Jersey 07512 (the "Corporation"), does hereby constitute and appoint DED Enterprises Inc., a Florida corporation, with its principal address at 210 Crystal, Grove Blvd, Lutz, FL 33548, and any of its officers, directors or authorized representatives (referred to collectively herein a the "Proxy Holder"), as the Partnership's true and lawful attorney of fact (who shall have full power of substitution) to represent and vote, except as provided below, all of the shares of Common Stock of the Corporation that the undersigned holds of record ("Partnership Shares") at any meeting of the stockholders of the Corporation, however called (each, a "Stockholders' Meeting").

Notwithstanding the foregoing, the Proxy Holder shall not have the power or authority to cause the Partnership Shares to be counted as present at any such Stockholders' Meeting or to vote or cause to be voted at a Stockholders' Meeting or to execute or cause to be executed any written consent in respect of such Partnership's Shares in connection with any of the following actions:
(a) any amendment, restatement or modification of the Certificate of Incorporation, Bylaws or other corporate governance documents of the Corporation, other than an amendment, restatement, or modification fixing the size of the board of directors of the Corporation, (b) any action which is reasonably likely to have an adverse effect on the rights of the holders of Common Stock; (c) the creation or authorization, or issuance, of additional shares of the Common Stock or any securities of the Corporation ranking senior to, or on a parity with, the Common Stock as to the payment of dividends or the distribution of assets upon a Liquidation Event ("Senior Securities"), including the creation, authorization, or issuance of options, warrants or other rights providing for the issuance of any shares of Common Stock or any such Senior Securities; (d) any alteration or change to the rights, preferences or privileges of any Senior Securities which may adversely affect the Common Stock; (e) approval of any Covered Transaction; (f) providing for the redemption, retirement, purchase or other acquisition, directly or indirectly, through subsidiaries or otherwise, any of the shares of Common Stock, (g) approval of any stock splits, reverse stock splits, or (h) approval of any Liquidation Event.
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As used herein, a "Liquidation Event" shall mean any of the following transactions involving the Corporation: (i) reorganization, reclassification, merger, consolidation, business combination, or other form of similar corporate transaction or series of transactions involving the Corporation,
(ii) liquidation, dissolution or winding up of the affairs of the Corporation,
(iii) sale, lease or exchange, transfer, exclusive license or other disposition of all or substantially all of the assets or intellectual property of the Corporation, or (iv) any other transaction or a series of related transactions resulting in a change of control of the Corporation (other than by the election of directors by the Proxy Holder). Further, as used herein, a "Covered Transaction" shall mean any transaction in which the Corporation (or any affiliate thereof) is a participant and a Related Person will have a direct or indirect material interest and where the amount involved exceeds $50,000.00. As used herein, a "Related Person" includes (w) the Proxy Holder, Carpathian Holding Corporation, Ltd: Nevis, Carpathian Resources, Ltd:
Australia and any of their officers, directors, shareholders, affiliates and associates ("affiliates" and "associates" as defined under Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) (x) any director or officer of the Corporation, (y) any security holder of the Corporation having sole or shared beneficial ownership of more than 5% of any class of the Corporation's securities, and (z) any immediate family member or affiliate of any of the foregoing persons.

The provisions of Sections 9, 10, 11, 13 and 14 of that certain Stock Option Agreement of even date herewith by and among the Partnership, the Proxy Holder, Carpathian Holding Company, Ltd: Nevis, and Carpathian Resources, Ltd:
Australia shall be incorporated by reference as though such provisions were made in reference to this proxy agreement and shall be enforceable on each of the parties hereto.

The undersigned herewith revokes any other proxy heretofore given. This Proxy may be revoked and terminated by the Partnership with respect to any shares of Common Stock (otherwise subject to this proxy) which may have been sold or transferred by the Partnership to a third-party(ies). Except as specifically provided herein, this proxy is irrevocable and is coupled with an interest, and it shall expire one year from the date hereof.

WITNESS the undersigned's hand and seal this 20th day of April, 2009.

Riviera-Enid Limited Partnership,
a Florida limited partnership

By:  /s/ Gary Frohman
     -----------------------------------
     Gary Frohman, General Partner


/s/ Carol Albanese
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Name of Witness: Carol Albanese